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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in this Registration Statement on Form S-8, of Syntel, Inc. of our reports dated March 8, 2006, with respect to the consolidated financial statements of Syntel, Inc. and its subsidiaries as of December 31, 2005 and 2004 and for the years then ended and management's assessment of the effectiveness of internal control over financial reporting, which reports appear in the Annual Report on Form 10-K of Syntel, Inc. for the year ended December 31, 2005.


                                        /s/ Crowe Chizek and Company LLC

Fort Wayne, Indiana
August 21, 2006